EXHIBIT (11)


                              LIQUI-BOX CORPORATION
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


                                                             Thirteen Weeks Ended
                                                        -----------------------------
                                                        April 3,              April 4,
                                                          1999                1998
                                                        --------              --------
BASIC:


Weighted average number of common
     shares outstanding                                 4,652,120           4,755,645
                                                       ----------          ----------
                                                       ----------          ----------

Net Income                                             $4,424,000          $3,656,000


BASIC EARNINGS PER SHARE                               $     0.95          $     0.77
                                                       ----------          ----------
                                                       ----------          ----------


DILUTED:


Weighted average number of common
     shares outstanding                                 4,652,120           4,755,645


Net effect of dilutive stock options
     based on treasury stock method using the
     quarter-end market price
     if higher than average market price                  224,587             178,479
                                                       ----------          ----------


Weighted average common and common
     equivalent shares                                  4,876,707           4,934,124
                                                       ----------          ----------
                                                       ----------          ----------



Net Income                                             $4,424,000          $3,656,000


EARNINGS PER COMMON AND COMMON
     EQUIVALENT SHARES                                 $     0.91          $     0.74
                                                       ----------          ----------
                                                       ----------          ----------